SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2010

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

(203) 299-8000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Purchase Agreement

On March 4, 2010, priceline.com Incorporated (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers named therein (collectively, the “Initial Purchasers”), under which the Company agreed to sell $500 million principal amount of 1.25% Convertible Senior Notes due 2015 (plus an additional $75 million aggregate principal amount solely to cover over-allotments) (the “Notes”) in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Act”). Under the Purchase Agreement, the Initial Purchasers may resell the Notes to qualified institutional buyers in reliance on Rule 144A under the Act at a price equal to 100% of the aggregate principal amount. The Purchase Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

The sale of $575 million aggregate principal amount of the Notes to the Initial Purchasers was completed on March 10, 2010. The Company’s net proceeds from the sale of the Notes are estimated to be approximately $561.7 million after deducting the discount to the Initial Purchasers and estimated offering expenses.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement which is included as Exhibit 10.1 to this report.

Indenture

On March 10, 2010, the Company entered into an indenture (the “Indenture”), between the Company and American Stock Transfer & Trust Company, LLC as trustee (the “Trustee”), in connection with the Notes.  The Notes mature on March 15, 2015, unless earlier converted or repurchased. The Notes are the Company’s general unsecured senior obligations and rank equally with the Company’s other senior unsecured obligations, including its outstanding 0.50% convertible senior notes due 2011 and 0.75% convertible senior notes due 2013.

The Company will pay interest on the Notes at an annual rate of 1.25% on March 15 and September 15 of each year, beginning September 15, 2010.  In certain circumstances set forth in the Indenture, the Notes may be converted into cash up to their principal amount, and into shares of priceline.com common stock and/or cash at the Company’s election for the conversion value above the principal amount based on an initial conversion rate of 3.2997 shares of common stock per $1,000 principal amount of the notes (which is equal to a conversion price of approximately $303.06 per share, representing a 30% conversion premium based on the closing price of $233.12 per share on March 4, 2010), subject to adjustment as provided in the Indenture.

The Notes will be convertible prior to the close of business on the scheduled trading day immediately preceding December 15, 2014, in multiples of $1,000 principal amount, at the option of the holder only under the following circumstances:

•                              during the five business day period after any five consecutive trading day period (the ‘‘measurement period’’) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each day of such measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate on each such day;

•                              during any calendar quarter commencing after June 30, 2010 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 150% of the applicable conversion price on the last trading day of the immediately preceding calendar quarter;

•                              if the Company distributes to all or substantially all holders of its common stock any rights or warrants entitling them to purchase, for a period expiring within 60 days after the record date of the distribution, shares of the Company’s common stock at less than the last reported sale price of the Company’s common stock on the trading day immediately preceding the date of announcement of the distribution;

•                              if the Company distributes to all or substantially all holders of its common stock, assets (including cash), debt securities or certain rights to purchase the Company’s securities, which distribution has a per share value as determined by the Company’s board of directors exceeding 10% of the closing sale price of the Company’s common stock on the day preceding the date of announcement of such distribution; or

•                              if the Company is a party to any transaction or event that constitutes (i) a “designated event” under the Indenture or (ii) a combination, merger, binding share exchange or sale or conveyance of all or substantially all of the Company’s property and assets, in each case pursuant to which the Company’s common stock would be converted into cash, securities and/or other property that does not also constitute a designated event.

On or after December 15, 2014 until the close of business on the scheduled trading day immediately preceding the maturity date, holders may convert Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The Company may not redeem the Notes prior to maturity.

The Indenture contains customary events of default with respect to the Notes, including failure to make required payments, failure to comply with certain agreements or covenants, acceleration of certain other indebtedness, and certain events of bankruptcy and insolvency. Events of default under the Indenture arising from certain events of bankruptcy or insolvency will automatically cause the acceleration of the amounts due under the Notes. If any other event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the acceleration of all amounts due under the Notes.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture which is included as Exhibit 10.2 to this report.

Item 3.02               Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Report is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibits
10.1

Purchase Agreement, dated as of March 4, 2010, between priceline.com Incorporated and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Initial Purchasers.

10.2	Indenture, dated as of March 10, 2010, between priceline.com Incorporated and American Stock Transfer & Trust Company, LLC as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
	Name:	Daniel J. Finnegan
	Title:	Chief Financial Officer

Date:  March 10, 2010

EXHIBIT INDEX

Exhibits
10.1

Purchase Agreement, dated as of March 4, 2010, between priceline.com Incorporated and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Initial Purchasers.

10.2	Indenture, dated as of March 10, 2010, between priceline.com Incorporated and American Stock Transfer & Trust Company, LLC as Trustee.